UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

EngageSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40835	83-2785225
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Braintree Hill Office Park, Suite 101 Braintree, Massachusetts	02184
(Address of Principal Executive Offices)	(Zip Code)

(781) 848-3733

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	ESMT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On February 28, 2023, EngageSmart, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as the representatives (the “Representatives”) of the underwriters named in Schedule 1 thereto (the “Underwriters”), and certain of the Company’s stockholders, including affiliates of General Atlantic, L.P. and Summit Partners and certain members of the Company’s management (collectively the “Selling Stockholders”), relating to an underwritten public offering (the “Offering”) of 8,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price to the public of $19.00 per share. Pursuant to the Underwriting Agreement, all 8,000,000 shares of Common Stock are to be sold by the Selling Stockholders. Under the terms of the Underwriting Agreement, certain of the Selling Stockholders granted the Underwriters an option exercisable for 30 days to purchase up to an additional 1,200,000 shares of Common Stock from such Selling Stockholders at the public offering price, less underwriting discounts and commissions. The Offering is expected to close on March 3, 2023, subject to the satisfaction of customary closing conditions.

The offering of the Shares by the Selling Stockholders is being made pursuant to a registration statement on Form S-3 (Registration No. 333-270090) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2023, a prospectus included in the Registration Statement, and a preliminary prospectus supplement and final prospectus supplement, filed with the SEC on February 28, 2023 and March 1, 2023, respectively.

The Company will not receive any of the proceeds from the sale of Shares.

The Underwriting Agreement contains customary representations, warranties and covenants, customary conditions to closing, indemnification obligations of the Company, the Representatives, the Selling Stockholders and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion of Latham & Watkins LLP relating to the validity of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 28, 2023, by and among EngageSmart, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and the Selling Stockholders

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document}

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EngageSmart, Inc.

Date: March 1, 2023	By:	/s/ Cassandra Hudson
	Name:	Cassandra Hudson
	Title:	Chief Financial Officer